To Become Effective Upon
                                                Filing Pursuant to Rule 462.

    As filed with the Securities and Exchange Commission on April 18, 1997.

                                                       Registration No. 33-_____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      INTIME SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

        DELAWARE                                   65-0480407
----------------------------     -----------------------------------------------
  (State of Incorporation)              (IRS Employer Identification No.)

                1601 FORUM PLACE, WEST PALM BEACH, FLORIDA 33401
--------------------------------------------------------------------------------
                   (Address of principal Executive Offices)

                      INTIME SYSTEMS INTERNATIONAL, INC.
                             1994 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                           (Full Title of the Plan)

                               MICHAEL D. HARRIS
                            COHEN, CHERNAY, NORRIS,
                              WEINBERGER & HARRIS
                        712 U.S. HIGHWAY ONE, SUITE 400
                                P.O. BOX 13146
                      NORTH PALM BEACH, FLORIDA 33408-7146
--------------------------------------------------------------------------------
                    (Name and Address of agent of service)

                                 (561) 844-3600
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sales under the 1994 Stock Option
Plan:

                       as soon as practicable after this
                    Registration Statement becomes effective.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
                                          PROPOSED           PROPOSED
     TITLE OF                              MAXIMUM            MAXIMUM           AMOUNT OF
  SECURITIES TO       AMOUNT TO BE     OFFERING PRICE        AGGREGATE        REGISTRATION
  BE REGISTERED        REGISTERED         PER SHARE       OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------
Class A Common
Stock, par              50,000(1)          $6.75(2)         $337,500(2)        $116.38(2)
value $.01 per
share
---------------------------------------------------------------------------------------------

--------------
(1) Pursuant to Rule 416(a), this Registration Statement also registers such indetermine number of additional shares as may become issuable under the Plan in connection with the share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) based on the closing price of the Registrant's Class A Common Stock on April 15, 1997.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      By way of this registration statement InTime Systems International, Inc. (the "Company") is registering 50,000 additional securities of the same class as 400,000 other securities which were registered on a Form S-8, File Number 33-81063, effective December 29, 1995. The contents of Form S-8, File Number 33-81063, are incorporated by reference herein. Required opinions and consents, the signature page and any information required to be included in this registration statement not contained in the Company's prior registration statement on Form S-8 are contained herein.

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            There are incorporated herein by reference the following documents:

      1. The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report.

      3. The description of the Company's Common Stock contained in the Company's Registration Statement under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      4. All reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

      5. The Company's registration statement on Form S-8, File Number 33-81063, effective December 29, 1995.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            An employee of the Company's counsel beneficially owns 15,395 shares of the Company's Class B Common Stock.

Item 8.     EXHIBITS.
            --------

            Exhibit 4         Second Amendment to 1994 Stock Option Plan

            Exhibit 4.1       Third Amendment to 1994 Stock Option Plan

            Exhibit 5         Opinion of Cohen, Chernay, Norris, Weinberger &
                                Harris

            Exhibit 23        Consent of Price Waterhouse LLP

            Exhibit 23.1      Consent of Cohen, Chernay, Norris, Weinberger &
                                Harris*

            * Contained in the Opinion of Cohen, Chernay, Norris, Weinberger &
              Harris

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on this 11th day of April 1997.

                                    INTIME SYSTEMS INTERNATIONAL, INC.

                                    By: /s/ WILLIAM E. BERRY
                                        -----------------------------
                                        William E. Berry, President
                                        (Principal Executive Officer)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of Intime Systems International, Inc. has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURES               TITLE                  DATE
      ----------               -----                  ----

/s/ WILLIAM E. BERRY          Director                April 11, 1997
-----------------------
William E. Berry

/s/ JOHN E. STEINER           Chairman of             April 11, 1997
-----------------------       the Board
John E. Steiner

/s/ MICHAEL MATTE             Chief Financial         April 11, 1997
-----------------------       Officer (Principal
Michael Matte                 Financial and
                              Accounting Officer)

/s/ SHERMAN A. DRUSIN         Director                April 11, 1997
-----------------------
Sherman A. Drusin

/s/ RICHARD H. WILLIAMS       Director                April 11, 1997
-----------------------
Richard H. Williams

                           EXHIBIT INDEX

EXHIBIT NUMBER     ITEM
--------------     ----

      4            Second Amendment to 1994 Stock Option Plan

      4.1          Third Amendment to 1994 Stock Option Plan

      5            Opinion of Cohen, Chernay, Norris, Weinberger & Harris

      23           Consent of Price Waterhouse LLP

      23.1         Consent of Cohen, Chernay, Norris, Weinberger & Harris**

      * Contained in opinion of Cohen, Chernay, Norris, Weinberger & Harris